UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

HALL CHADWICK ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42962	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 North Bridge Road #18-06 High Street Centre Singapore	179094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65-90882642

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one Share Right	HCACU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	HCAC	The Nasdaq Stock Market LLC
Share Rights, each right entitling the holder to receive one tenth (1/10) of a Class A ordinary share	HCACR	The Nasdaq Stock Market LLC

Item 8.01. Other Events.

On January 26, 2026, Hall Chadwick Acquisition Corp. (the “Company”) announced that, commencing on January 27, 2026, the holders of the units issued in its initial public offering (the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Share”), and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination (the “Right”), may elect to separately trade the Class A Ordinary Shares and the Rights included in the Units. Any Units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “HCACU.” The Class A Ordinary Shares and the Rights will trade on Nasdaq under the symbols “HCAC” and “HCACR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Rights.

A press release announcing the separation of the Units has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2026	HALL CHADWICK ACQUISITION CORP.

	By:	/s/ Aaron Dominish
	Name:	Aaron Dominish
	Title:	Chief Financial Officer

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